UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 8, 2021
IRADIMED CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of principal executive offices)	(Zip Code)
(407) 677-8022
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.0001	IRMD	NASDAQ Capital Market

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, Iradimed Corporation (the “Company”) appointed Chris Scott, 51, as its Chief Financial and Operating Officer effective immediately.

Mr. Scott has served as the Company’s Chief Financial Officer since December 2013, pursuant to the terms of his original employment agreement, which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1, dated June 18, 2014. Pursuant to Mr. Scott’s Amended and Restated Employment Agreement (the “Employment Agreement”), dated July 8, 2021 (the “Effective Date”), he will now be responsible for providing leadership and oversight in certain operations functions of the Company, including customer service, supply chain, manufacturing, regulatory and quality affairs, in addition to retaining his responsibilities as Chief Financial Officer.

No family relationships exist between Mr. Scott and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Scott and any other person pursuant to which Mr. Scott was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Scott has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Company entered into the Employment Agreement with Mr. Scott, in connection with Mr. Scott’s appointment as Chief Financial and Operating Officer. Pursuant to his Employment Agreement, Mr. Scott’s salary will be $360,000 per year and he is eligible for an annual cash bonus targeted at 60% of his salary and annual equity awards pursuant to the Company’s annual incentive plan, with a targeted value of $400,000, which may be adjusted based on Mr. Scott’s performance against goals established by the CEO and Board of Directors. Upon the Effective Date of the Agreement, Mr. Scott received a grant of restricted stock units totaling $150,000 in value using the Company’s closing stock price on the day preceding the Effective Date. Mr. Scott’s restricted stock are in accordance with the terms of the Company’s 2014 Equity Incentive Plan and will vest in four equal annual installments. Upon vesting, Mr. Scott will receive a number of shares of common stock equal to the number of restricted stock units that have vested. The employment agreement continues until terminated by us or by Mr. Scott in accordance with the terms of the Agreement. If Mr. Scott is terminated by us without cause or he terminates his employment with us for good reason, each as defined under the agreement, we must pay him an amount equal to twelve months base salary. In the event that we are involved in a change of control transaction, which generally means the transfer of ownership of more than 50% of our shares, and Mr. Scott terminates his employment with us for good reason, we must pay him an amount equal to eighteen months base salary. The agreement also contains non-solicitation, non-compete and confidentiality provisions.

This summary description is qualified in its entirety by reference to the employment agreement between the Company and Mr. Scott, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of July 8, 2021, by and between Iradimed Corporation and Chris Scott
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IRADIMED CORPORATION

Date: July 12, 2021
	By:	/s/Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial and Operations Officer